UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 12, 2015

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2015, the Board of Directors of Imation Corp. (the “Company”), upon recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”), approved the design and categories of key financial performance targets for the executive officers for its 2015 Annual Bonus Plan. Bonuses for executive officers who are not business unit leaders will be derived through achievement of certain levels of Compensation Committee and Board approved performance targets for consolidated cash flow and consolidated revenue. Bonuses for executive officers who are also business unit leaders will be derived through a combination of achievement of both the plan for other executive officers and a business unit plan: for Consumer Storage and Accessories (“CSA”), it is based on achievement of certain levels of CSA cash flow and CSA EBITDA; and for Tiered Storage and Security Solutions (“TSS”), it is based on achievement of certain levels of TSS EBITDA and revenue from certain portions of the TSS business.

On February 12, 2015, the Board, upon recommendation of the Compensation Committee, approved the design and financial performance category for our 2015 Long-Term Incentive Plan. The payout of performance awards for executive officers who are not business unit leaders will be derived through achievement of levels of consolidated EBITDA for 2015, 2016 and 2017 set by the Compensation Committee and the Board each year, with any amounts earned payable in January 2018. The payout for our executive officer who is also the CSA business unit leader is based on achievement of levels of CSA cash flow for 2015, 2016 and 2017 set by the Compensation Committee and the Board each year, with any amounts earned payable in January 2018. The payout for our executive officer who is also the TSS business unit leader will be derived through achievement of levels of revenue from certain portions of the TSS business for the two-year period 2015-2016 and 2017 set by the Compensation Committee and the Board each period, with any amounts earned payable in January 2018.

Item 8.01. Other Events

For the last several years the Nominating and Governance Committee of the Board (the “N&G Committee”) and the Board, with the assistance of outside advisers, have been evaluating the appropriate size of the Board and its associated costs to the Company based on the Company’s strategic transformation plans. On February 5, 2015 the Board approved additional changes in director compensation that are expected to reduce director compensation expense by approximately 28% over 2014. As a result of these changes, combined with previous changes in director compensation and Board size since 2011, total annual director compensation expense will have been reduced since 2011 by approximately 40%.

As part of that process and as previously reported in Imation’s Current Report on Form 8-K filed November 25, 2014, on November 7, 2014, the Board of Directors, upon recommendation of the N&G Committee, made changes to director compensation to be effective May 2015 by reducing the annual equity grant of restricted stock to all members of the Board of Directors from a dollar value of $175,000 to a dollar value of $150,000, reducing the Non-Executive Chairman fee from $87,500 to $75,000 and reducing the annual equity grant to the Non-Executive Chairman from a dollar value of $87,500 to a dollar value of $75,000.

On February 5, 2015, the Board of Directors, upon recommendation of the N&G Committee approved the following additional changes to reduce Board of Director compensation effective May 2015: the elimination of Board and Committee meeting fees after the May meetings, the elimination of the matching gift and a further reduction of Non-Executive Chairman compensation (in addition to the reduction approved November 7, 2014) from $150,000 ($75,000 cash and $75,000 equity grant) to $100,000 ($50,000 cash and $50,000 equity grant). The changes to the Non-Executive Chairman compensation supersede the reductions made on November 7, 2014.

The N&G Committee’s consultant concluded that the reduced director compensation program would be at approximately the median for companies in a new peer group comprised of smaller, technology oriented companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date:	February 13, 2015	By:	/s/Scott J. Robinson
Scott J. Robinson
Vice President, Chief Financial Officer